UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2008
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 27, 2008, Move, Inc. (the “Company”) executed a letter agreement (“Letter Agreement”) with Alan Dalton, President, New Business Venture, and an accompanying mutual release of claims (the “Release”). The agreements provide that Mr. Dalton voluntarily resign as President, New Business Venture effective as of February 29, 2008, but remain as a senior advisor to the Company.
Pursuant to the terms of the Letter Agreement, as senior advisor Mr. Dalton will receive a base monthly salary of $3,000, along with additional compensation for performing special project services. The scope of such services shall be mutually agreed upon by the parties in advance and in writing. Mr. Dalton’s compensation for the special project services is guaranteed at a minimum of $12,000 per month in accordance with Exhibit A to the Letter Agreement.
The Letter Agreement provides for a twelve month term but can be extended upon mutual agreement of the parties (collectively, the “Term”). If Mr. Dalton provides the services through the initial twelve month Term in accordance with the Letter Agreement, in conjunction with his execution of a full release of claims for the period covering the Term: (i) he shall have twelve months after the conclusion of the Term to exercise all of his outstanding vested options of the Company; (ii) Move will pay his Consolidated Omnibus Reconciliation Act of 1986 (“COBRA”) premiums for twelve (12) months following the Term’s conclusion, or until he obtains employment providing health insurance, whichever occurs first; and (iii) if he moves within twelve months of the Term’s conclusion, the Company agrees to reimburse his reasonable cost of shipping (via van lines) household belongings from California to the East Coast of the United States.
The Letter Agreement is only effective if Mr. Dalton does not revoke the Release within the seven day period stated in paragraph 5(b) of the Release, as provided by law. The Release, consistent with Mr. Dalton’s Executive Retention and Severance Agreement dated September 30, 2002, provides for: (i) a full mutual release of claims between the Company and Mr. Dalton; (ii) a severance payment of $675,000, less appropriate taxes and withholdings; and (iii) all of Mr. Dalton’s unvested options described in his September 30, 2002 offer letter and his subsequent stock option grants, to vest as of February 29, 2008.
The Release further provides that Mr. Dalton shall not be entitled to participate in any other bonus programs, including the 2007 Executive Bonus Plan, or receive additional stock options or other equity based incentives, and that he shall forfeit all right, title and interest in and to the restrictive stock unit awards previously granted to him.
The foregoing description of the Letter Agreement and the Release is qualified in its entirety by the terms of the agreements, which are attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Letter agreement with Allan Dalton dated February 26, 2008 with Exhibit A attached

99.2	General Release of Claims between Move, Inc. and Allan Dalton

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: March 4, 2007	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter agreement with Allan Dalton dated February 26, 2008 with Exhibit A attached

99.2	General Release of Claims between Move, Inc. and Allan Dalton